AMENDMENT

TO THE AMENDED AND RESTATED FEE WAIVER AND EXPENSE CAP AGREEMENT

This Amendment, made and entered into as of January 19, 2022, is made a part of the Amended and Restated Fee Waiver and Expense Cap Agreement dated as of June 15, 2021 (the Agreement) by and among each of Columbia Funds Series Trust, Columbia Funds Series Trust I, Columbia Funds Series Trust II, Columbia Funds Variable Insurance Trust and Columbia Funds Variable Series Trust II (each a Registrant), on behalf of its underlying series funds, as listed in Schedule A thereto (the term “Fund” is used to refer to either the Registrant or the series, as the context requires), Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (CMIA), Columbia Management Investment Distributors, Inc., a Delaware corporation (CMID), and Columbia Management Investment Services Corp., a Minnesota corporation (CMISC) (CMIA, CMID, and CMISC, collectively referred to as the Service Providers).

WHEREAS, the Service Providers have agreed to waive certain fees payable to them under separate agreements with the Funds under the Agreement; and

WHEREAS, CMIA has entered into management agreements with the Funds (Management Agreements) pursuant to which CMIA provides investment management services to the Funds in return for a fee (Management Fee) and the Funds may invest in other Funds to the extent permitted by the Investment Company Act of 1940, as amended (the 1940 Act) and the rules issued thereunder; and

WHEREAS, CMIA has agreed to waive a portion of its Management Fees when certain Funds hold, pursuant to Rule 12d1-4 under the 1940 Act, more than 3% of another Fund or other registered investment company managed by an investment adviser that is directly or indirectly controlling, controlled by, or under common control with, CMIA (each an Affiliated Underlying Fund);

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Section 1 of the Agreement shall be, and is hereby, amended and restated to read as follows:

1. Fee Waivers. The parties hereby agree that the Service Providers shall waive fees (each a Fee Waiver) payable to them under their separate agreements with the Funds to the extent reflected for each Fund, as agreed to by the applicable Service Provider(s) and the Board and reflected in the minutes of Board meetings. In addition, unless an acquiring Fund has a Management Fee schedule that expressly contemplates investment in Affiliated Underlying Funds (as identified on Schedule A) , CMIA agrees to the following waiver in the event the acquiring Fund holds more than 3% of an Affiliated Underlying Fund pursuant to Rule 12d1-4 under the 1940 Act: CMIA will waive its Management Fee for each day in an amount equal to the product of (a) the net assets of the acquiring Fund invested in the Affiliated Underlying Fund and (b) the Management Fee rate payable by the Affiliated Underlying Fund to CMIA (or an affiliated investment adviser) less any waiver or reimbursement applicable to the share class held by the acquiring Fund (expressed as a percentage of daily net assets attributable to such class) divided by the number of days in the year. For these purposes, the acquiring Fund’s net assets will be the net assets from the prior business day and the effective Management Fee rate and waiver/reimbursement rate will be updated monthly using the Affiliated Underlying Fund’s fiscal year to date as of each month-end expense ratios (annualized).

2.	Schedule A to the Agreement is replaced with Schedule A to this Amendment.

3.

This Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Fund and shall be treated as separate and independent from such provision or agreement with respect to each of the other Funds. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties affected thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused the forgoing Agreement as of January 19, 2022.

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS SERIES TRUST II

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

COLUMBIA FUNDS VARIABLE SERIES TRUST II

Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Daniel J. Beckman
Name:	Daniel J. Beckman
Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Michael J. Clarke
Name:	Michael G. Clarke
Title:	Head of Global Operations & Investor Services

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Scott E. Couto
Name:	Scott E. Couto
Title:	President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Lyn Kephart-Strong
Name:	Lyn Kephart-Strong
Title:	President

SCHEDULE A

As of January 19, 2022

Columbia Funds Series Trust

Columbia California Intermediate Municipal Bond Fund1

Columbia Capital Allocation Moderate Aggressive Portfolio2,4

Columbia Capital Allocation Moderate Conservative Portfolio2,4

Columbia Convertible Securities Fund1

Columbia Large Cap Growth Opportunity Fund1

Columbia Large Cap Enhanced Core Fund1

Columbia Large Cap Index Fund1

Columbia Mid Cap Index Fund1

Columbia North Carolina Intermediate Municipal Bond Fund1

Columbia Overseas Value Fund1

Columbia Select Large Cap Equity Fund1

Columbia Select Mid Cap Value Fund1

Columbia Short Term Bond Fund1

Columbia Short Term Municipal Bond Fund1

Columbia Small Cap Index Fund1

Columbia Small Cap Value Fund II1

Columbia South Carolina Intermediate Municipal Bond Fund1

Columbia Virginia Intermediate Municipal Bond Fund1

Columbia Funds Series Trust I

Columbia Adaptive Risk Allocation Fund3,4

Columbia Adaptive Retirement 2020 Fund3,4

Columbia Adaptive Retirement 2025 Fund3,4

Columbia Adaptive Retirement 2030 Fund3,4

Columbia Adaptive Retirement 2035 Fund3,4

Columbia Adaptive Retirement 2040 Fund3,4

Columbia Adaptive Retirement 2045 Fund3,4

Columbia Adaptive Retirement 2050 Fund3,4

Columbia Adaptive Retirement 2055 Fund3,4

Columbia Adaptive Retirement 2060 Fund3,4

Columbia Balanced Fund1

Columbia Bond Fund1

Columbia Connecticut Intermediate Municipal Bond Fund1

Columbia Contrarian Core Fund1

Columbia Corporate Income Fund1

Columbia Dividend Income Fund1

Columbia Emerging Markets Fund1

Columbia Global Technology Growth Fund1

Columbia Greater China Fund1

Columbia High Yield Municipal Fund1

Columbia Intermediate Municipal Bond Fund1

Columbia International Dividend Income Fund1

Columbia Large Cap Growth Fund1

Columbia Massachusetts Intermediate Municipal Bond Fund1

Columbia Mid Cap Growth Fund1

Columbia Multi Strategy Alternatives Fund1

Columbia New York Intermediate Municipal Bond Fund1

Columbia Oregon Intermediate Municipal Bond Fund1

Columbia Real Estate Equity Fund1

Columbia Select Large Cap Growth Fund1

Columbia Small Cap Growth Fund1

Columbia Small Cap Value Fund I1

Columbia Solutions Aggressive Portfolio1

Columbia Solutions Conservative Portfolio1

Columbia Strategic California Municipal Income Fund1

Columbia Strategic Income Fund1

Columbia Strategic New York Municipal Income Fund1

Columbia Tax-Exempt Fund1

Columbia Total Return Bond Fund1

Columbia U.S. Social Bond Fund1

Columbia U.S. Treasury Index Fund1

Columbia Ultra Short Term Bond Fund1

Multi-Manager Alternative Strategies Fund1

Multi-Manager Directional Alternatives Strategies Fund1

Multi-Manager Growth Strategies Fund1

Multi-Manager International Equity Strategies Fund1

Multi-Manager Small Cap Equity Strategies Fund1

Multi-Manager Total Return Bond Strategies Fund1

Multisector Bond SMA Completion Portfolio3

Overseas SMA Completion Portfolio3

Columbia Funds Series Trust II

Columbia Capital Allocation Aggressive Portfolio2,4

Columbia Capital Allocation Conservative Portfolio2,4

Columbia Capital Allocation Moderate Portfolio2,4

Columbia Commodity Strategy Fund1

Columbia Disciplined Core Fund1

Columbia Disciplined Growth Fund1

Columbia Disciplined Value Fund1

Columbia Dividend Opportunity Fund1

Columbia Emerging Markets Bond Fund1

Columbia Flexible Capital Income Fund1

Columbia Floating Rate Fund1

Columbia Global Opportunities Fund1,4

Columbia Global Value Fund1

Columbia Government Money Market Fund1

Columbia High Yield Bond Fund1

Columbia Income Builder Fund1,4

Columbia Income Opportunities Fund1

Columbia Integrated Large Cap Growth Fund1

Columbia Integrated Large Cap Value Fund1

Columbia Integrated Small Cap Growth Fund1

Columbia Large Cap Value Fund1

Columbia Limited Duration Credit Fund1

Columbia Minnesota Tax-Exempt Fund1

Columbia Mortgage Opportunities Fund1

Columbia Overseas Core Fund1

Columbia Pyrford International Stock Fund1

Columbia Quality Income Fund1

Columbia Select Global Equity Fund1

Columbia Select Large Cap Value Fund1

Columbia Select Small Cap Value Fund1

Columbia Seligman Global Technology Fund1

Columbia Seligman Technology and Information Fund1

Columbia Short-Term Cash Fund1

Columbia Strategic Municipal Income Fund1

Columbia Ultra Short Municipal Bond Fund1

Multi-Manager Value Strategies Fund1

Columbia Funds Variable Insurance Trust

Columbia Variable Portfolio – Contrarian Core Fund1

Columbia Variable Portfolio – Long Government/Credit Bond Fund1

Columbia Variable Portfolio – Small Cap Value Fund1

Columbia Variable Portfolio – Small Company Growth Fund1

Columbia Variable Portfolio – Strategic Income Fund1

Variable Portfolio – Managed Risk Fund3,4

Variable Portfolio – Managed Risk U.S. Fund3,4

Variable Portfolio – Managed Volatility Conservative Fund3,4

Variable Portfolio – Managed Volatility Conservative Growth Fund3,4

Variable Portfolio – Managed Volatility Growth Fund3,4

Variable Portfolio – U.S. Flexible Conservative Growth Fund3,4

Variable Portfolio – U.S. Flexible Growth Fund3,4

Variable Portfolio – U.S. Flexible Moderate Growth Fund3,4

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio – Balanced Fund1

Columbia Variable Portfolio – Commodity Strategy Fund1

Columbia Variable Portfolio – Core Equity Fund1

Columbia Variable Portfolio – Disciplined Core Fund1

Columbia Variable Portfolio – Dividend Opportunity Fund1

Columbia Variable Portfolio – Emerging Markets Bond Fund1

Columbia Variable Portfolio – Emerging Markets Fund1

Columbia Variable Portfolio – Global Strategic Income Fund1

Columbia Variable Portfolio – Government Money Market Fund1

Columbia Variable Portfolio – High Yield Bond Fund1

Columbia Variable Portfolio – Income Opportunities Fund1

Columbia Variable Portfolio – Intermediate Bond Fund1

Columbia Variable Portfolio – Large Cap Growth Fund1

Columbia Variable Portfolio – Large Cap Index Fund1

Columbia Variable Portfolio – Limited Duration Credit Fund1

Columbia Variable Portfolio – Mid Cap Growth Fund1

Columbia Variable Portfolio – Overseas Core Fund1

Columbia Variable Portfolio – Select Large Cap Equity Fund1

Columbia Variable Portfolio – Select Large Cap Value Fund1

Columbia Variable Portfolio – Select Mid Cap Value Fund1

Columbia Variable Portfolio – Select Small Cap Value Fund1

Columbia Variable Portfolio – Seligman Global Technology Fund1

Columbia Variable Portfolio – U.S. Government Mortgage Fund1

CTIVP®– Allspring Short Duration Government Fund1

CTIVP® – American Century Diversified Bond Fund1

CTIVP® – BlackRock Global Inflation-Protected Securities Fund1

CTIVP® – CenterSquare Real Estate Fund1

CTIVP® – Loomis Sayles Growth Fund1

CTIVP®– MFS® Value Fund1

CTIVP® – Morgan Stanley Advantage Fund1

CTIVP® – T. Rowe Price Large Cap Value Fund1

CTIVP® – TCW Core Plus Bond Fund1

CTIVP® – Victory Sycamore Established Value Fund1

CTIVP®– Westfield Mid Cap Growth Fund1

Variable Portfolio – Aggressive Portfolio1,4

Variable Portfolio – Conservative Portfolio1,4

Variable Portfolio – Managed Volatility Moderate Growth Fund3,4

Variable Portfolio – Moderate Portfolio1,4

Variable Portfolio – Moderately Aggressive Portfolio1,4

Variable Portfolio – Moderately Conservative Portfolio1,4

Variable Portfolio – Partners Core Bond Fund1

Variable Portfolio – Partners Core Equity Fund1

Variable Portfolio – Partners International Core Equity Fund1

Variable Portfolio – Partners International Growth Fund1

Variable Portfolio – Partners International Value Fund1

Variable Portfolio – Partners Small Cap Growth Fund1

Variable Portfolio – Partners Small Cap Value Fund1

[1]

The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: taxes (including foreign transaction taxes), expenses associated with investment in affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange-traded funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, costs associated with shareholder meetings, infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.

[2]

The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: management service fee, taxes (including foreign transaction taxes), expenses associated with investment in affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange-traded funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, costs associated with shareholder meetings, infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.

[3]

The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: taxes (including foreign transaction taxes), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, costs associated with shareholder meetings, infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.

[4]	Fund has a Management Fee schedule that explicitly contemplates investment in Affiliated Underlying Funds.